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                                                                 EXHIBIT 23







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Performance Food Group Company:


We consent to incorporation by reference in the registration statement (No. 333-117355) on Form S-8 of Performance Food Group Company of our report dated June 16, 2006, with respect to the statements of assets available for benefits of the Performance Food Group Company Employee Savings and Stock Ownership Plan as of December 31, 2005 and 2004, the related statement of changes in assets available for benefits for the year ended December 31, 2005, and related supplemental schedules, which report is included in this annual report on Form 11-K.



                                                       /s/ KPMG LLP




Richmond, Virginia
June 29, 2006